Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-37347, 333-67659, 333-92707, 333-57500, 333-70604, 333-104770, 333-116957 and 333-140833) of our report dated September 8, 2005, with respect to the consolidated financial statements and schedule of Pervasive Software Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2007.

/s/ Ernst & Young LLP

Austin, Texas

September 11, 2007